Exhibit 99.1

iPower Reports Fiscal Second Quarter 2022 Results

Fiscal Q2 Revenue up 52% to $17.1 Million Driven by Accelerated Growth of In-House Branded Products

iPower Management to Host Conference Call Today at 4:30 p.m. Eastern Time

DUARTE, CA, February 14, 2022 -- iPower Inc. (Nasdaq:IPW) (“iPower” or the “Company”), one of the leading online hydroponic equipment suppliers and retailers, today announced financial results for its fiscal second quarter ended December 31, 2021.

Fiscal Q2 2022 Results vs. Year-Ago Quarter

•	Total revenue increased 52% to $17.1 million
•	Gross profit increased 53% to $7.6 million. As a percentage of revenue, gross margin was 44.1% compared to 44.0%
•	Net income increased 39% to $0.8 million or $0.03 per share

Management Commentary

“Our fiscal second quarter marked our strongest period of year-over-year revenue growth since completing our IPO last year,” said Lawrence Tan, CEO of iPower. “We are beginning to realize the benefits of continuously rolling out new high-demand, in-house branded products. During the quarter, our in-house product sales increased approximately 72% from the year ago quarter and accounted for approximately 87% of revenue—a company record. These increases demonstrate how well our products are resonating with consumers. In addition, our ability to deliver these products on a timely basis despite global supply chain headwinds provides an important asset to our channel partners.

“Over the past few months, we have also executed on multiple key growth initiatives, including the launch of our first in-house nutrient line, Flourish™, as well as our initial expansion into Europe through the UK and Germany. Although both initiatives are in their infancy, we believe they present compelling new avenues to drive growth and increase market share.”

iPower CFO Kevin Vassily added, “We are continuing to navigate the volatile supply chain environment, which has not materially improved since our last quarterly report despite signs of recovery last fall. We plan to continue mitigating the cost volatility through our diversified network of partners and continue to expect fiscal 2022 to be another strong year of growth and execution for iPower.”

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Fiscal Second Quarter 2022 Financial Results

Total revenue in the fiscal second quarter of 2022 increased 52% to $17.1 million compared to $11.3 million for the same period in fiscal 2021. The increase was driven by greater in-house product sales and strong demand for ventilation products.

Gross profit in the fiscal second quarter of 2022 increased 53% to $7.6 million compared to $4.9 million for the same quarter in fiscal 2021. As a percentage of revenue, gross margin was 44.1% compared to 44.0% in the year-ago quarter. This small increase in gross margin was driven by a greater mix of in-house product sales partially offset by higher freight and input costs.

Total operating expenses in the fiscal second quarter were $6.4 million compared to $4.1 million for the same period in fiscal 2021. As a percentage of revenue, operating expenses were 37.5% compared to 36.4% in the year-ago quarter. The increase was driven by higher sales volumes, increased advertising to support the launch of new products, as well as increased headcount for new channel sales.

Net income in the fiscal second quarter of 2022 increased 39% to $0.8 million or $0.03 per diluted share, compared to net income of $0.6 million or $0.03 per diluted share for the same period in fiscal 2021.

Cash and cash equivalents were $1.0 million at December 31, 2021, compared to $6.7 million at June 30, 2021. The decrease was attributed to the timing of accounts receivables with the Company’s largest channel partner and is not an indication of any other business or operating trend. Total long-term debt as of December 31, 2021 was $7.4 million compared to $0.5 million as of June 30, 2021. The increase was attributable to increased working capital expenses.

Conference Call

The Company will conduct a conference call today at 4:30 p.m. Eastern time on Monday, February 14, 2022, to discuss the results for its fiscal second quarter ended December 31, 2021.

iPower management will host the conference call, followed by a question-and-answer period.

Date: Monday, February 14, 2022
Time: 4:30 p.m. Eastern time
Toll-free dial-in number: (888) 705-0179
International dial-in number: (409) 981-0008
Conference ID: 1595078

Webcast: https://edge.media-server.com/mmc/p/m9ipwcwb

Please call the conference call dial-in 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

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About iPower Inc.

iPower Inc. is one of the leading online retailers and suppliers of hydroponics equipment and accessories. iPower offers thousands of stock keeping units from both its in-house brands as well as hundreds of other brands sold through its website, www.zenhydro.com, and its online platform partners. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at https://ir.meetipower.com/.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in iPower's registration statement and in its other filings with the SEC.

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

As of December 31, 2021 and June 30, 2021

	December 31	June 30,
	2021	2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalent	$1,091,758	$6,651,705
Accounts receivable, net	15,553,516	7,896,347
Inventories, net	19,908,500	13,065,741
Prepayments and other current assets	6,804,371	4,693,000
Total current assets	43,358,145	32,306,793

Non-current assets
Right of use assets – non-current	1,473,397	1,819,421
Property and equipment, net	103,189	55,659
Non-current prepayments	1,141,458	1,357,292
Other non-current assets	329,244	99,645
Total non-current assets	3,047,288	3,332,017

Total assets	$46,405,433	$35,638,810

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	4,545,928	3,940,963
Credit cards payable	550,310	584,311
Customer deposit	228,161	297,407
Other payables and accrued liabilities	4,899,502	2,487,441
Short-term loans payable	–	162,769
Lease liability - current	766,759	731,944
Long-term loan payable - current portion	29,244	29,244
Income taxes payable	374,513	790,823
Total current liabilities	11,394,417	9,024,902

Non-current liabilities
Long-term loan payable	441,512	458,571
Long-term revolving loan payable, net	6,963,551	–
Lease liability – non-current	777,290	1,169,552
Total non-current liabilities	8,182,353	1,628,123

Total liabilities	19,576,770	10,653,025

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at December 31, and June 30, 2021	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized; 26,488,682 and 26,448,663 shares issued and outstanding at December 31, and June 30, 2021	26,489	26,449
Additional paid in capital	23,371,712	23,214,263
Retained earnings	3,430,462	1,745,073

Total equity	26,828,663	24,985,785

Total liabilities and equity	$46,405,433	$35,638,810

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

For the Three and Six Months Ended December 31, 2021 and 2020

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$17,125,663	$11,254,317	$34,492,428	$26,214,252

TOTAL REVENUES	17,125,663	11,254,317	34,492,428	26,214,252

COST OF REVENUES	9,568,051	6,306,726	19,621,114	15,703,873

GROSS PROFIT	7,557,612	4,947,591	14,871,314	10,510,379

OPERATING EXPENSES:
Selling and fulfillment	3,641,839	2,784,749	7,307,760	5,998,423
General and administrative	2,780,488	1,309,736	5,137,954	2,582,477
Total operating expenses	6,422,327	4,094,485	12,445,714	8,580,900

INCOME FROM OPERATIONS	1,135,285	853,106	2,425,600	1,929,479

OTHER INCOME (EXPENSE)
Interest income (expenses)	(75,112)	(23,708)	(75,112)	(49,538)
Other financing expenses	–	(37,447)	(9,000)	(37,447)
Other non-operating income (expense)	60,403	10,455	9,591	17,852
Total other (expenses), net	(14,709)	(50,700)	(74,521)	(69,133)

INCOME BEFORE INCOME TAXES	1,120,576	802,406	2,351,079	1,860,346

PROVISION FOR INCOME TAXES	322,715	226,930	665,690	522,874

NET INCOME	$797,861	$575,476	$1,685,389	$1,337,472

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic	26,491,103	20,204,496	26,487,816	20,204,496

Diluted	26,491,103	20,204,496	26,487,816	20,204,496

EARNINGS PER SHARE
Basic	$0.030	$0.028	$0.064	$0.066

Diluted	$0.030	$0.028	$0.064	$0.066

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